Exhibit 32.1

      In connection with the Quarterly Report on Form 10-Q for the quarter ended February 28, 2007 as filed by Carnival Corporation with the Securities and Exchange Commission on the date hereof (the "Report"), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival Corporation.

Date:  March 30, 2007

By:/s/ Micky Arison
   ----------------
Micky Arison
Chairman of the Board of Directors
and Chief Executive Officer


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